PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

EXHIBIT-99.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT
FOR FIRST MERCHANTS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

EXHIBIT 99.1-FINANCIAL STATEMENTS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT FOR FIRST MERCHANTS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
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The annual financial statements and independent registered public accounting firm's report thereon for First Merchants Corporation Employee Stock Purchase Plan for the year ending December 31, 2015, will be filed as an amendment to the 2015 Annual Report on Form 10-K.